EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Hauppauge Digital Inc.

Hauppauge, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 16, 2005, relating to the consolidated financial statements, and schedules of Hauppauge Digital, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Melville, New York

November 2, 2006